Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Dala Petroleum Corp. (the “Registrant”) on Form 10-K for the period ending September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Mark Perman, Principal Executive Officer and Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: January 13, 2017	By:	/s/ Mark Perman
Mark Perman Principal Executive Officer
Principal Financial Officer